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                                                                   Exhibit 23(e)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement of BB&T Corporation on Form S-4 of our report dated January 21, 1999, with respect to Virginia Capital Bancshares, Inc.'s consolidated statements of income, comprehensive income, changes in stockholders equity and cash flows for the one-year period ended December 31, 1998, which report appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                     /s/ Cherry, Bekaert & Holland LLP

                                     Cherry, Bekaert & Holland LLP

Richmond, Virginia
April 30, 2001